EXHIBIT 4(A)


                               VAIL RESORTS, INC.


                             1993 STOCK OPTION PLAN


     1. Purpose.

     The purpose of this 1993 Stock Option Plan (the "Plan") of Gillett Holdings, Inc., a Delaware corporation (the "Company"), is to secure for the Company and its stockholders the benefits arising from stock ownership by selected key employees, directors, consultants and advisers of the Company or its subsidiaries, as the Committee (hereinafter defined) may from time to time determine. The Plan will provide a means whereby (i) such employees may purchase shares of the Common Stock of the Company pursuant to options which will qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) such employees or other persons may purchase shares of the Common Stock of the Company pursuant to "non-incentive" or "non-qualified" stock options. The Plan has been duly adopted by the Board of Directors and the stockholders of the Company.

     2. Administration.

     The Plan shall be administered by a Stock Option Committee (the "Committee") consisting of two or more directors to whom administration of the Plan has been duly delegated. The Committee shall be appointed by the Board of Directors of the Company, but no director shall be appointed to the Committee who has been granted or awarded equity securities of the Company pursuant to the Plan or (except as described in paragraph (c)(2)(i) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended) any other plan of the Company or its affiliates during the period of one year prior to such appointment. Any action of the Committee with respect to administration of the Plan shall be taken by a majority vote or written consent of its members.

     Subject to the provisions of the Plan, the Committee shall have authority
(i) to construe and interpret the Plan, (ii) to define the terms used herein,
(iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to determine the individuals to whom and the time or times at which options shall be granted, whether such options will be incentive stock options or non-qualified stock options, the number of shares to be subject to each option, the option

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price, the number of installments, if any, in which each option may be exercised, and the duration of each option, and the other terms and conditions of each option grant not inconsistent with the Plan (which need not be identical), (v) to approve and determine the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan, and (vi) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and their legal representatives and beneficiaries.

     3. Shares Subject to the Plan.

     Subject to adjustment as provided in paragraph 15 hereof, the shares to be offered under the Plan shall consist of the Company's authorized but unissued Common Stock, and the aggregate amount of such stock which may be issued upon exercise of all options under the Plan shall not exceed Two Million Forty-Five Thousand Five Hundred Ten (2,045,510) of such shares. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for options to be granted under the Plan.

     4. Eligibility and Participation.

     All key employees, directors (other than Committee members), consultants and advisers of the Company or of any subsidiary corporation (as defined in Section 425(f) of the Code) shall be eligible for selection to participate in the Plan, except that only regular employees of the Company or a subsidiary may receive incentive stock options under the Plan. An individual who has been granted an option may, if such individual is otherwise eligible, be granted an additional option or options if the Committee shall so determine, subject to the other provisions of the Plan. No incentive stock option may be granted to any person who, at the time the incentive stock option is granted, owns shares of the Company's outstanding Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (and of its affiliates, if applicable), unless the exercise price of such options is at least 110 percent (110%) of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.


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     The aggregate fair market value (determined at the time the options are granted) of the shares covered by incentive stock options granted to any one employee under this Plan or any other incentive stock option plan of the Company which may become exercisable for the first time in any one calendar year shall not exceed $100,000; provided, however, that if the Code or the regulations thereunder shall permit a greater amount of incentive stock options to vest in any calendar year, then such higher limit shall be applicable, subject to the provisions of the specific option agreement.

     All options granted under the Plan shall be granted within ten years from March 25, 1993 (the date of adoption of the Plan by the Board of Directors).

     5. Duration of Options.

     Each option and all rights associated therewith shall expire on such date as the Committee may determine, and shall be subject to earlier termination as provided herein; provided, however, that in the case of incentive stock options, each incentive stock option and all rights associated therewith shall expire in any event within ten (10) years of the date on which such incentive stock option is granted.

     6. Purchase Price.

     The purchase price of the stock covered by each option shall be determined by the Committee but, in the case of incentive stock options, shall be not less than one hundred percent (100%) of the fair market value of such stock on the date the incentive stock option is granted. The purchase price of the shares upon exercise of an option shall be paid in full at the time of exercise (i) in cash or by check payable to the order of the Company, (ii) by delivery of shares of Common Stock of the Company which have been owned by the option holder for over six months, and which are in the possession of the option holder, (iii) by delivery to a broker of a copy of the notice of exercise, specifying the number of options to be exercised and instructing the broker to sell the shares issuable upon exercise of the option and to deliver to the Company from the sale proceeds of such shares an amount equal to the exercise price of the options, or
(iv) if authorized by the Committee or if specified in the option being exercised, by a promissory note made by option holder in favor of the Company, upon the terms and conditions determined by the Committee and secured by the shares issuable upon exercise, complying with applicable law (including, without limitation, state corporate


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and federal margin requirements), or any combination thereof. Shares of Common
Stock used to satisfy the exercise price of an option shall be valued at their fair market value determined (in accordance with paragraph 8 hereof) as of the close of the business day immediately preceding the date of exercise. Deliveries of cash, shares, and notices to the Company shall be directed to the Secretary of the Company.

     7. Exercise of Options.

     Each option granted under this Plan shall be exercisable in such installments during the period prior to its expiration date as the Committee shall determine, but in no event shall any option be exercisable for at least six months after the date of grant. Unless otherwise determined by the Committee, if the option holder shall not in any given installment period purchase all of the shares which the option holder is entitled to purchase in such installment period, then the option holder's right to purchase any shares not purchased in such installment period shall continue until the expiration date or sooner termination of the option holder's option. No option may be exercised for a fraction of a share and no partial exercise of any option may be for less than one hundred (100) shares.

     8. Fair Market Value of Common Stock.

     The fair market value of a share of Common Stock of the Company shall be determined for purposes of the Plan by reference to the closing price on the principal stock exchange on which such shares are then listed, or if such shares are not then listed on a stock exchange, by reference to the closing price (if a National Market issue) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the business day immediately preceding the date on which the option is granted or exercised (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof). If at any relevant time the Company's shares are not publicly traded and listed on a stock exchange or quoted by NASDAQ, then the fair market value shall be determined by the Board of Directors or the Committee by reference to such factors as it deems appropriate, including most recent sale price of the Company's common stock, the earnings history, book value and prospects of the Company,


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which determination shall be conclusive and binding on all option holders.

     9. Withholding Tax.

     Upon (i) the disposition by an employee or other person of shares of Common Stock acquired pursuant to the exercise of an incentive stock option granted pursuant to the Plan within two years of the granting of the incentive stock option or within one year after exercise of the incentive stock option or (ii) the grant to or exercise by an employee or other person of "non-incentive" or "non-qualified" options, the Company shall have the right to require such employee or other person to pay the Company the amount of any taxes which the Company, in its sole determination, maybe required to withhold with respect to such shares. Grants under the Plan may provide that participants may elect to have the Company withhold shares to satisfy their minimum statutory withholding requirement with the value of withheld shares based upon the Fair Market Value on the date the tax withholding is required to be made.

     10. Non-Transferability.

     All options granted under the Plan shall, by their terms, be non-transferable by the option holder, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during the option holder's lifetime only by the option holder, regardless of any community property interest therein of the spouse of the option holder, or such spouse's successors in interest. If the spouse of the option holder shall have acquired a community property interest in any such option, the option holder, or the option holder's permitted successors in interest, may exercise the option on behalf of the spouse of the option holder or such spouse's successors in interest.

     11. Holding of Stock After Exercise of Option.

     Any option may provide that the option holder, by accepting such option, represents and agrees, for the option holder and the option holder's permitted transferees (by will or the laws of descent and distribution), that none of the shares purchased upon exercise of the option will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any applicable state "blue sky" laws, and the person entitled to exercise the same shall furnish evidence satisfactory to the


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Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Securities Act of 1933 or state blue sky laws by such person.

     12. Termination of Employment.

     If a holder of an incentive stock option ceases to be employed by the Company or one of its subsidiaries for any reason other than the option holder's death or permanent disability (within the meaning of Section 105(d)(4) of the Code), the option holder's incentive stock option shall be exercisable for a period of three (3) months after the date the option holder ceases to be an employee of the Company or such subsidiary (unless by its terms it sooner expires) to the extent exercisable on the date of such cessation of employment and shall thereafter expire and be void and of no further force or effect. A leave of absence approved in writing by the Committee shall not be deemed a termination of employment for the purposes of this paragraph 12, but no incentive stock option may be exercised during any such leave of absence, except during the first three (3) months thereof. Termination of employment or other relationship with the Company by the holder of a non-qualified stock option will have the effect specified in the individual option agreement, as determined by the Committee.

     13. Death or Permanent Disability of Option Holder.

     If the holder of an incentive stock option dies or becomes permanently disabled while the option holder is employed by the Company or one of its subsidiaries, the option holder's option shall expire six (6) months after the date of such death or permanent disability unless by its terms it sooner expires. During such period after death, such option may, to the extent that it remained unexercised (but exercisable by the option holder according to such option's terms) on the date of such death, be exercised by the person or persons to whom the option holder's rights under the option shall pass by the option holder's will or by the laws of descent and distribution. The death or disability of a holder of a non-qualified stock option will have the effect specified in the individual option agreement as determined by the Committee.

     14. Privileges of Stock Ownership.

     No person entitled to exercise any option granted under the Plan shall have any of the rights or privileges of a


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stockholder of the Company in respect of any shares of stock issuable upon exercise of such option until certificates representing such shares shall have been issued and delivered. No shares shall be issued and delivered upon the exercise of any option unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933 (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of any national securities exchange on which shares of the same class are then

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listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

     15. Adjustments.

     If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share or other unit of any security covered by the option.

     Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property or more than eighty percent (80%) of the then outstanding stock of the Company to another corporation, subject to the following sentence, the Plan shall terminate and all options theretofore granted hereunder shall terminate and be of no further force and effect. Notwithstanding the foregoing, the Committee shall provide in writing in connection with any such transaction for any or all of the following alternatives (separately or in combination): (i) for the options theretofore granted to become immediately exercisable notwithstanding the provisions of paragraph 7 hereof; (ii) for the assumption by the successor corporation of the options theretofore granted or the substitution by such corporation for such options of new options covering the stock of the


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successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (iii) for the continuance of the Plan by such successor corporation, in which event the Plan and the options theretofore granted shall continue in the manner and under the terms so provided; or (iv) for the payment in cash or stock in lieu of and in complete satisfaction of such options.

     Adjustments under this paragraph 15 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan upon any such adjustment.

     At the discretion of the Committee, any option may contain provisions to the effect that upon the happening of certain events, including a change in control (as defined by the Committee in the option) of the Company, any outstanding options not theretofore exercisable shall immediately become exercisable in their entirety, notwithstanding any of the other provisions of the option.

     16. Amendment and Termination of Plan.

     The Committee may at any time suspend or terminate the Plan. The Committee may also at any time amend or revise the terms of the Plan, provided that no such amendment or revision shall, unless appropriate stockholder approval of such amendment or revision is obtained, increase the maximum number of shares in the aggregate which may be sold pursuant to options granted under the Plan, except as permitted under the provisions of paragraph 15, or change the minimum purchase price of incentive stock options set forth in paragraph 6, or increase the maximum term of incentive stock options provided for in paragraph 5, or permit the granting of options to anyone other than as provided in paragraph 4.

     Notwithstanding the foregoing, no amendment, suspension or termination of the Plan shall, without specific action of the Committee and the consent of the option holder, in any way modify, amend, alter or impair any rights or obligations under any option theretofore granted under the Plan.